                                                                EXHIBIT 4(I)(C)

                         FORM OF WARRANT AGREEMENT/1/

  WARRANT AGREEMENT dated as of      , 19 , between The Procter & Gamble
Company (the "Company") and      , a [national association] [banking
corporation] organized and existing under the laws of the [United States of America] [State of New York], as Warrant Agent (the "Warrant Agent").

  WHEREAS, the Company has entered into an Indenture dated September 28, 1992 (the "Indenture"), with The First National Bank of Chicago, a national banking association, existing under the laws of the United States, as Trustee (the " Trustee", which term includes any successor trustee under the Indenture), providing for the issuance from time to time of its unsecured notes, bonds, debentures or other evidences of indebtedness.

  WHEREAS, the Company proposes to issue [$   ] aggregate principal amount of
its  % [Notes] [Bonds] [Debentures] Due [     ] (the "Offered Debt
Securities") with warrant certificates evidencing one or more warrants (the "Warrants" or, individually a "Warrant") representing the right to purchase up
to [$     ] aggregate principal amount of its  % [Notes] [Bonds] [Debentures]
Due [     ] (the "Warrant Debt Securities"); and

  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of such warrant certificates (such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates")/2/, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

           Issuance, Execution and Delivery of Warrant Certificates

  Section 1.01. Issuance of Warrant Certificates. Warrant Certificates shall be initially issued in connection with the issuance of the Offered Debt
Securities [but shall be separately transferable on and after     ,    (the
"Detachable Date")] [and shall not be separately transferable] and each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase a Warrant Debt Security in the
principal amount of [$   ]. Warrant Certificates shall be initially issued in
units with the Offered Debt Securities and each Warrant Certificate included
in such a unit shall evidence Warrant[s] for each [$   ] principal amount of
Offered Debt Securities included in such unit.

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/1/The provisions of this Form will be completed or modified as appropriate to reflect the terms of the Warrants, Offered Debt Securities and the Warrant
Debt Securities and the designation of the Warrant Agent. Monetary amounts may be in U.S. Dollars, in foreign denominated currency or in units based on or relating to currencies (including European Currency Units (ECU)).
/2/If the Warrants are to be uncertificated, the provisions of this Form will be modified as appropriate to reflect the terms of exercise and transfer of uncertificated Warrants and other matters relating to the use of the specified system for uncertificated Warrants.


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  Section 1.02. Execution and Delivery of Warrant Certificates. Each Warrant
Certificate, whenever issued, shall be in [bearer or] [registered] form [or both] substantially in the form of Exhibit A hereto, shall be dated as of
     ,   , and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents or its Treasurer under its corporate seal and attested by its Secretary or one of its Assistant Secretaries. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

  No Warrant Certificates shall be valid for any purpose, and no Warrant evidenced hereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificates executed by the Company shall be conclusive evidence that the Warrant Certificates so countersigned have been duly issued hereunder.

  In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

  [If bearer Warrants--The term "holder" or "holder of Warrant Certificate" as used herein shall mean [If Offered Debt Securities with Warrants which are not immediately detachable--prior to the Detachable Date, the registered owner of the Offered Debt Security to which such Warrant Certificate was initially attached (or the bearer, if the Offered Debt Security is in bearer form), and after such Detachable Date] the bearer of such Warrant Certificate.]

  [If registered Warrants--The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose [If Offered Debt Securities with Warrants which are not immediately detachable--or upon the register of the Offered Debt Securities prior to the Detachable Date. The Company will or will cause the registrar of the Offered Debt Securities to make available at all times to the Warrant Agent such information as to holders of the Offered Debt Securities with Warrants as may be necessary to keep the Warrant Agent's records up to date].]

  Section 1.03. Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase an aggregate principal amount not exceeding
[$   ] aggregate principal amount of Warrant Debt Securities (except as provided in Section 2.03(c), 3.02 and 4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of the Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to
[$   ] aggregate principal amount of the Warrant Debt Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant

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Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates [If registered Warrants -- or in connection with their transfer], as hereinafter provided.

                                   ARTICLE II

                Warrant Price, Duration and Exercise of Warrants

  Section 2.01. Warrant Price. During the period from and including      , 19
to and including      , 19 , the exercise price of each Warrant will be [ % of
the principal amount of the Warrant Debt Securities] [$       ] plus [accrued
amortization of the original issue discount] [accrued interest from the most
recently preceding      ]. [During the period from      , 19 , to and including
     , 19 , the exercise price of each Warrant will be [ % of the principal
amount of the Warrant Debt Securities] [$   ] plus [accrued amortization of the
original issue discount] [accrued interest from the most recently preceding
     ]. [In each case, the original issue discount will be amortized at a % annual rate, computed on an annual basis using a 360-day year consisting of 12 30-day months.] Such purchase price of the Warrant Debt Securities is referred to in this Agreement as the "Warrant Price". [The original issue discount for
each [$   ] principal amount of Warrant Debt Securities is [$   ].

  Section 2.02. Duration of Warrants. Each Warrant may be exercisable in whole
at any time, as specified herein, on or after [the date thereof] [     , 19 ]
and at or before 3:00 p.m., New York time, on      ,  , or such later date as
the Company may designate in writing to the Warrant Agent, with notice to the holders of Warrants (such date of expiration is herein referred to as the "Expiration Date"). Each Warrant Certificate not exercised at or before 3:00 p.m., New York time, on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant thereunder, and under this Agreement, shall cease.

  Section 2.03. Exercise of Warrant Certificates.

    (a) During the period specified in Section 2.02, any whole number of Warrants may be exercised [, subject to Section 2.03(c),] by delivery of the Warrant Certificates evidencing such Warrants at the place or places set forth in the Warrant Certificate, with the purchase form set forth in the Warrant Certificate duly executed, accompanied by payment in full, [in lawful money of the United States of America,] [by bank wire transfer in immediately available funds] [or by other such means as specified in the Warrant Certificate], of the Warrant Price for each Warrant exercised to
  the Warrant Agent [or at      ]. The date on which the duly completed and
  executed Warrant Certificate and payment in full of the Warrant Price is received by the Warrant Agent shall be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it and shall advise the Company by telephone at the end of each day on which a [wire transfer] for the exercise of Warrants is received or the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

    (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the Trustee of (i) the number of Warrants exercised; (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Debt Securities to which such holder is entitled upon such exercise; (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise; and (iv) such other information as the Company or the Trustee shall reasonably require.

    (c) As soon as practicable after the exercise of any Warrant, the Company shall issue, pursuant to the Indenture, in authorized denominations to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Debt Securities to which such holder is entitled, [in fully registered form registered in such name or names] [or in bearer form] as may be directed by such holder [; provided, however, the Company shall deliver Warrant Debt Securities in

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  bearer form only outside the United States and only upon delivery from the person entitled to physical delivery of such Warrant Debt Securities of an executed certificate substantially in the form of Exhibit B hereto]. If less than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

    (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the Warrant Debt Securities; and the Company shall not be required to issue or deliver any Warrant Debt Security unless and until such tax or other governmental charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other governmental charge is due.

                                  ARTICLE III

     Other Provisions Relating to Rights of Holders of Warrant Certificates

  Section 3.01. No Rights as Holders of Warrant Debt Securities Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Debt Securities, including, without limitation, the right to receive payment of principal of, premium, if any, or interest on Warrant Debt Securities or to enforce any of the covenants of the Warrant Debt Securities or the Indenture [, except to the extent that the consent of the holders of Warrant Certificates is expressly required by the terms of the Warrant Debt Securities for certain modifications of the Warrant Debt Securities], [No amendment or modification of the Indenture or the forms of the Warrant Debt Securities which would adversely affect the rights of the holders of Warrant Certificates shall be made prior to the issuance of any Warrant Debt Securities without the written consent of the holders of Warrant Certificates evidencing the right to purchase at least a majority of the maximum principal amount of the Warrant Debt Securities which may be issued.]

  Section 3.02. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to them and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company may (or in the case of mutilation, shall) execute, and in such event an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange or in lieu of the lost, stolen destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this
Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights or remedies notwithstanding any law or statute existing or hereinafter enacted to the contrary with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.


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  Section 3.03. Holder of Warrant Certificate May Enforce
Rights. Notwithstanding any of the provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the Trustee, the holder of any Warrant Debt Security or the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce or otherwise in respect of, his right to exercise the Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.

                                   ARTICLE IV

                       Exchange and Transfer of Warrants

  Section 4.01. Exchange and Transfer of Warrant Certificates. [If Offered Debt Securities with Warrants which are immediately detachable--Upon] [If Offered Debt Securities with Warrants which are not immediately detachable--Prior to the Detachable Date a Warrant Certificate may be exchanged or transferred only together with the Offered Debt Security to which the Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Debt Security. Prior to the Detachable Date, each transfer of the Offered Debt Security [on the register of the Offered Debt Securities] shall operate also to transfer the related Warrant Certificates. After the Detachable Date upon] surrender at the corporate trust
office of the Warrant Agent [or      ], Warrant Certificates evidencing
Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants [If Registered Warrants--or the transfer of such Warrants may be registered in whole or in part]; provided that such other Warrant Certificates evidence a like number of Warrants as the Warrant Certificates so surrendered. [If registered and bearer Warrants (subject to any limitations imposed with respect to such exchanges)]--[After the Detachable Date, upon] [Upon] surrender at the corporate trust office of the Warrant Agent
[or      ], Warrant Certificates in bearer form may be exchanged for Warrant
Certificates in registered form evidencing a like number of Warrants and Warrant Certificates in bearer form may be exchanged for Warrant Certificates in registered form evidencing a like number of Warrants.] [If registered Warrants--The Warrant Agent shall keep, at its corporate trust office [and at
     ], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates
to the Warrant Agent at its corporate trust office [or      ] for exchange [or
registration of transfer], properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent.] No service charge shall be made for any exchange [or registration of transfer] of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any exchange [or registration of transfer] of Warrant Certificates. Whenever any Warrant Certificates are so surrendered for exchange [or registration of transfer], an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange [or registration of transfer] which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange [or registration of transfer] of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange [or registration of transfer].

  Section 4.02. Treatment of Holders of Warrant Certificates. [If Offered Debt Securities with bearer Warrants which are not immediately detachable--Subject to Section 4.01, each] [If Offered Debt Securities with bearer Warrants which are immediately detachable--Each] Warrant Certificate shall be

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transferable by delivery and shall be deemed negotiable and the bearer of each
Warrant Certificate may be treated by the Company, the Warrant Agent and all other persons dealing with said holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.] [If registered Warrants]--Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of such Warrant Certificate that until the transfer of the Warrant Certificate is registered on the books of the Warrant Agent [, and the registrar of the Offered Debt Securities prior to the Detachable Date] the Company and the Warrant Agent [, and the registrar of the Offered Debt Securities prior to the Detachable Date,] may treat such registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.]

  Section 4.03. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange (, registration of transfer) or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange therefor in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to the Company.

                                   ARTICLE V

                          Concerning the Warrant Agent

  Section 5.01. Warrant Agent. The Company hereby appoints     as Warrant Agent
of the Company with respect to the Warrants and the Warrant Certificates upon
the terms and subject to the conditions herein set forth; and   hereby accepts
such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

  Section 5.02. Condition of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

    (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

    (b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

    (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action

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  taken or omitted to be taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

    (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

    (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants with the same rights that it or they would have if it were not the Warrant Agent hereunder, and it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of the Offered Debt Securities or the Offered Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. [Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under the Indenture.]

    (f) No Liability for Interest. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

    (g) No Liability for Invalidity. The Warrant Agent shall not incur any liability with respect to any invalidity of this Agreement or any of the Warrant Certificates.

    (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates contained (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

    (i) No Implied Obligations. The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

    Section 5.03. Resignation and Appointment of Successor.

    (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

    (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter

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  provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligations of the Company under
  Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

    (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment for the benefits of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conversion or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

    (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

    (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

    (f) The Company may designate agencies for the surrender for exercise of Warrant Certificates at such place or places as the Company may determine, and the Company shall keep the Warrant Agent advised of the names and locations of such agencies, if any are so designated. The Warrant Agent shall arrange directly with such agencies for the delivery of Securities upon exercise of Warrant Certificates surrendered for exercise at such agencies. The Warrant Agent shall be in no way responsible or accountable for the action or failure to act of any agencies designated pursuant to this Section 5.03(f).

                                   ARTICLE VI

                                 Miscellaneous

  Section 6.01. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing,

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correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable, provided such action shall not adversely affect the interests of the holders of the Warrant Certificates.

  Section 6.02. Notices and Demand to the Company and the Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

  Section 6.03. Addresses. Any communications from the Company to the Warrant
Agent with respect to this Agreement shall be addressed to      ,      ,
Attention: [Corporate Trust Department], and any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed
to The Procter & Gamble Company, Attention:      , One Procter & Gamble Plaza,
Cincinnati, Ohio 45202 (or such address as shall be specified in writing by the Warrant Agent or by the Company).

  Section 6.04. Notices to Holders of Warrants. Any notice to holders of Warrants which by any provisions of this Warrant Agreement is required or permitted to be given [If registered Warrants--by first class mail postage prepaid at such holder's address as appears on the books of the Warrant Agent [or on the register of the Offered Debt Securities prior to the Detachable Date]] [If bearer Warrants--by publication at least once in a daily morning newspaper in New York City (which, if practicable, will be The Wall Street Journal (Eastern Edition)) and in London (which, if practicable, shall be the Financial Times of London)].

  Section 6.05. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by the laws of the State of New York.

  Section 6.06. Delivery of Prospectus. The Company will furnish to the Warrant Agent copies of a prospectus with an accompanying prospectus supplement relating to the Warrant Debt Securities, and the Warrant Agent agrees that upon the exercise of any Warrant Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the Warrant Debt Securities issued upon such exercise, a copy of such prospectus and prospectus supplement.

  Section 6.07. Obtaining Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrant Debt Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

  Section 6.08. Persons Having Rights under Warrant Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.


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  Section 6.09. Headings. The descriptive headings of the several Articles and
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

  Section 6.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

  Section 6.11. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit this Warrant Certificate for inspection by it.

  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                          The Procter & Gamble Company

                                          By: _________________________________

                                          _____________________________________
                                          [Warrant Agent]

                                          By: _________________________________
                                             Title

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                                   EXHIBIT A

                         [Form of Warrant Certificate]

                         [Face of Warrant Certificate]

[Form of Legend if Debt Securities with Warrants which are not immediately
detachable: Prior to      , 19 , this Warrant Certificate cannot be transferred
or exchanged unless attached to a [Title of Offered Debt Securities]].

   EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT AGENT AS PROVIDED HEREIN

No.

                          THE PROCTER & GAMBLE COMPANY

                              WARRANT TO PURCHASE
                       [TITLE OF WARRANT DEBT SECURITIES]

               VOID AFTER 3:00 P.M., NEW YORK TIME, ON      ,

  This certifies that [the bearer is the] [      or registered assigns is the
registered] owner of the above indicated number of Warrants, each Warrant entitling such [bearer] [registered owner] to purchase at any time [after 3:00
p.m., New York time, on      , 19  and] on or before 3:00 p.m. New York time on
     , 19 (or such later date as may be selected by the Company with notice to the holder thereof as provided in the Warrant Agreement (as hereinafter
defined)), [$   ] principal amount of [Title of Warrant Debt Securities] (the
"Warrant Debt Securities") of The Procter & Gamble Company (the "Company"), to be issued under the Indenture (as hereinafter defined), on the following basis:
during the period from and including      , 19 , to and including      , 19 ,
the exercise price of each Warrant will be [ % of the principal amount of the
Warrant Debt Securities] [$   ] plus [accrued amortization of the original
issue discount] [accrued interest from the most recently preceding      ];
[during the period from      , 19 , to and including      , 19 , the exercise
price of each Warrant will be [ % of the principal amount of the Warrant Debt
Securities] [$   ] plus [accrued amortization of the original issue discount]
[accrued interest from the most recently preceding      ]]; [[in each case,]
the original issue discount will be amortized at a % annual rate, computed on an annual basis, using a 360-day year consisting of 12 30-day months] (the "Warrant Price"). [The original issue discount for each $1,000 principal amount
of Warrant Debt Securities is [$   ].] The holder may exercise the Warrants
evidenced hereby by delivery to the Warrant Agent (as hereinafter defined) of this Warrant Certificate, with the form of election to purchase on the reverse hereof properly completed and duly executed and by paying in full, [in lawful money of the United States of America,] [by bank wire transfer in immediately available funds or by other such means as specified in this Warrant Certificate], the Warrant Price for each Warrant exercised to the Warrant Agent, such delivery and payment to be made at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "Warrant
Agent"), [or      , each] currently at the address specified on the reverse
hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

  Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Debt Securities [in registered form in
denominations of [$   ] and any integral multiples thereof] [in bearer form in
the denomination of [$   ]] [or both]. Upon any exercise of less than all of
the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

  This Warrant Certificate is issued under and in accordance with the Warrant
Agreement dated as of      ,    (the "Warrant Agreement"), between the Company
and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and

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provisions the holder of this Warrant Certificate consents by acceptance hereof. Terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. Copies of the Warrant Agreement are on file at
the above-mentioned office of the Warrant Agent [and at      ].

  The Warrant Debt Securities to be issued and delivered upon the exercise of the Warrants evidenced by this Warrant Certificate will be issued under and in accordance with the Indenture dated as of September 28, 1992, (the "Indenture"), between the Company and The First National Bank of Chicago ("First Chicago"), a national banking association, existing under the laws of the United States, as trustee (First Chicago and any successor as such being hereinafter referred to as the "Trustee") and will be subject to the terms and provisions contained in the Warrant Debt Securities and in the Indenture. Copies of the Indenture, including the form of Warrant Debt Securities, are on
file at the corporate trust office of the Trustee, currently at      , in the
Borough of Manhattan, City and State of New York, [and at      ].

  [If Offered Debt Securities with bearer Warrants which are not immediately
detachable--Prior to      , 19  this Warrant Certificate may be exchanged or
transferred only together with the [Title of Offered Debt Securities] (the "Offered Debt Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Debt Securities. After such date, this] [If Offered Debt Securities with bearer Warrants which are immediately detachable--This] Warrant Certificate, and all rights hereunder, may be transferred by delivery and the Company and the Warrant Agent may treat the bearer hereof as the owner for all purposes.]

  [If Offered Debt Securities with registered Warrants which are not
immediately detachable--Prior to      , 19  this Warrant Certificate may be
exchanged or transferred only together with the [Title of Offered Debt Securities] (the "Offered Debt Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Debt Securities. After such date, transfer of this] [If Offered Debt Securities with registered Warrants which are immediately detachable--Transfer of this] Warrant Certificate may be registered when this Warrant Certificate is surrendered at
the corporate trust office of the Warrant Agent [or      ] by the registered
owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.]

  [If Offered Debt Securities with Warrants which are not immediately detachable--Except as provided in the immediately preceding paragraph, after] [If Offered Debt Securities with Warrants which are immediately detachable-- After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates, representing the same aggregate number of Warrants, [in registered form] [in bearer form] [in either registered or bearer form].

  This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Debt Securities, including, without limitation, the right to receive payment of principal of and premium, if any, or interest on the Warrant Debt Securities or to enforce any of the covenants of the Warrant Debt Securities or the Indenture, except to the extent that the consent of the holder of this Warrant Certificate is expressly required by the terms of the Warrant Debt Securities for certain modifications of the Warrant Debt Securities.

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  This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

Dated as of:

                                          The Procter & Gamble Company


                                          By:__________________________________

Countersigned:


____________________________________,
           as Warrant Agent


By:__________________________________
         Authorized Signature

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                        [Reverse of Warrant Certificate]

                      Instructions for Exercise of Warrant

  To exercise the Warrants evidenced hereby, the holder must pay in full [by bank wire transfer in immediately available funds] [or by other such means as specified in this Warrant Certificate], the Warrant Price for Warrants exercised to [insert name of Warrant Agent], Corporate Trust Department,
[insert address of Warrant Agent], Attention:      [or      ] which [wire
transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (registered mail is recommended) to the Warrant Agent at the addresses set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent together with such [wire transfer]. [If the undersigned is requesting delivery of Warrant Debt Securities in bearer form, the person entitled to physical delivery of such Warrant Debt Securities will be required to deliver a certificate (copies of which may be obtained from the
Warrant Agent [or      ]) certifying that such Warrant Debt Securities are not
being acquired by or on behalf of a U.S. person or for resale to a U.S. person unless such U.S. person is a qualified financial institution as defined under United States tax laws and regulations.

                    (To be executed upon exercise of Warrant.)

  The undersigned hereby irrevocably elects to exercise       Warrants,
evidenced by this Warrant Certificate, to purchase [$   ] principal amount of
the [Title of Warrant Debt Securities] (the "Warrant Debt Securities") of The Procter & Gamble Company and represents that he has tendered payment for such Warrant Debt Securities [by bank wire transfer in immediately available funds] [or by other such means as specified in this Warrant Certificate], to the order
of The Procter & Gamble Company, care of      , in the amount of [$   ] in
accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Debt Securities be in [bearer form in the authorized denominations] [fully registered form, in the authorized denominations, registered in such names and delivered] all as specified in accordance with the instructions set forth below.

  If the number of Warrants exercised is less than all of the Warrants evidenced hereby the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in instructions below.

Dated:

_____________________________________     Name: _______________________________
                                                     (Please Print)


_____________________________________
(Insert Social Security or Other          Address: ____________________________
Identifying Number of Holder)

                                          _____________________________________

                                          Signature: __________________________

This Warrant may be exercised at the following addresses:

  By hand at
_______________________________________________________________________________;
or

  By mail at_____________________.
_______________________________________________________________________________.

(Instructions as to form and delivery of Warrant Debt Securities and/or Warrant Certificates evidencing unexercised Warrants)

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                            [IF REGISTERED WARRANT]

                                   ASSIGNMENT

   (Form of Assignment To Be Executed If Holder Desires To Transfer Warrants
                               Evidenced Hereby)

FOR VALUE RECEIVED_____________________ hereby sells, assigns and transfers unto

_____________________________________     _____________________________________
(Please print name and address including zip code)

________________________________________________________________________________

_____________________________________     _____________________________________
(Please insert social security or
other identifying number)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ______ as Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

                                          _____________________________________
                                                        Signature
                                            (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of this
                                           Warrant Certificate and must bear a
                                           signature and Medallion Guarantee
                                           pursuant to the Securities Transfer
                                           Agents Medallion Program.(TM))

Signature Guaranteed
Medallion Guaranteed

_____________________________________

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                                   EXHIBIT B

       Form of Certificate for Delivery of Bearer Warrant Debt Securities

                          The Procter & Gamble Company

                       [Title of Warrant Debt Securities]

To: The Procter & Gamble Company c/o The First National Bank of Chicago, as
    Trustee

  This certificate is submitted in connection with the undersigned's request
that you deliver to us [$   ] principal amount of [Title of Warrant Debt
Securities] (the "Warrant Debt Securities") in bearer form upon exercise of Warrants.

  The undersigned hereby certifies that as of the date hereof (the date of delivery to the undersigned of the Warrant Debt Securities) the Warrant Debt Securities which are to be delivered to the undersigned in bearer form are not being acquired, directly or indirectly, by or on behalf of a U.S. person, or for offer to resell or for resale to a U.S. person or any person inside the United States or, if any beneficial owner of the Warrant Debt Securities is a U.S. person, such U.S. person is a financial institution or is acquiring through a financial institution. If the undersigned is a clearing organization, the undersigned represents that this certificate is based on statements provided to it by its member organizations. If the undersigned is a dealer, the undersigned agrees to obtain a similar certificate from each person entitled to delivery of any of the Warrant Debt Securities in bearer form purchased from it. Notwithstanding the foregoing, if the undersigned has actual knowledge that the information contained in such certificate is false, the undersigned will not deliver a Warrant Debt Security in bearer form to the person who signed such certificate notwithstanding the delivery of such certificate to the undersigned. Absent documentary evidence that the beneficial owner is not a U.S. person, the undersigned will be deemed to have actual knowledge that the beneficial owner, other than a financial institution, is a U.S. Person for this purpose if the undersigned has a United States address for the beneficial owner of the Security. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and all other areas subject to its jurisdiction; "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income tax regardless of its source; "financial institution" means any person defined in (S) 1.165-12(c)(1)(v) of the Treasury Department Regulations that has agreed to comply with (S) 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as may be amended from time to time, and the regulations thereunder and that is not purchasing for offer to resell or resale inside the United States; and a "clearing organization" means an entity which is in the business of holding obligations for member organizations and transferring obligations among such members by credit or debit to the account of a member without the necessity of physical delivery of the obligation.

  We understand that this certificate is required in connection with United States tax laws and regulations. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings with respect to the matters covered by this certificate.

                                          _____________________________________
                                          (Signature)

Dated:

                                          _____________________________________
                                          (Please print name)

Address:

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